UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2021

THE MICHAELS COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36501	37-1737959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3939 West John Carpenter Freeway

Irving, Texas 75063

(Address of principal executive offices, including zip code)

(972) 409-1300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.06775 par value	MIK	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introduction

As previously disclosed on March 3, 2021 in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by The Michaels Companies, Inc., a Delaware corporation (the “Company”), the Company is party to an Agreement and Plan of Merger dated as of March 2, 2021 (the “Merger Agreement”) by and among Magic AcquireCo, Inc., a Delaware corporation (“Parent”), Magic MergeCo, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and the Company, pursuant to which, on April 15, 2021 (the “Closing Date”), Merger Sub merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”).

Item 1.01	Entry into a Material Definitive Agreement.

5.250% Senior Secured Notes due 2028

General

On the Closing Date, Merger Sub successfully completed the offering of $850.0 million aggregate principal amount of 5.250% Senior Secured Notes due 2028 (the “Secured Notes”). The Secured Notes were offered and sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside of the United States in compliance with Regulation S under the Securities Act. The Secured Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws. The Secured Notes were issued pursuant to an Indenture, dated as of the Closing Date, by and between Merger Sub and Wilmington Trust, National Association, as trustee (as supplemented, the “Secured Indenture”).

On the Closing Date, upon the completion of the Merger, the Company and certain subsidiaries of the Company (the “Subsidiary Guarantors”) entered into a supplemental indenture pursuant to which the Company assumed the obligations under the Secured Notes and the Secured Indenture, and the Subsidiary Guarantors guaranteed the Company’s obligations under the Secured Notes and the Secured Indenture.

The Company’s obligations under the Secured Notes and the Secured Indenture are fully and unconditionally guaranteed by each of the Company’s direct or indirect wholly owned material domestic subsidiaries that guarantees the Company’s Term Loan Facility (as defined below). The Secured Notes and the related guarantees are secured by first-priority security interests in the “Term/Notes Priority Collateral” (which consists of substantially all of the Company’s and Subsidiary Guarantors’ assets other than the ABL Priority Collateral) and by second-priority security interests in the “ABL Priority Collateral” (which consists of the Company’s and Subsidiary Guarantors’ inventory and accounts receivable and related assets), in each case subject to certain exceptions and permitted liens set forth in the Secured Indenture and the security documents. For more information regarding the collateral and arrangements with respect to the collateral, see “Term Loan Facility—Collateral and Guarantors” below. The Secured Notes are secured on a ratable basis with the Term Loan Facility with respect to the Term/Notes Priority Collateral (on a first-priority basis) and the ABL Priority Collateral (on a second-priority basis), in each case, on such assets owned by the Company and the Subsidiary Guarantors.

Maturity and Interest Payments

The Secured Notes will mature on May 1, 2028. Interest on the Secured Notes accrues at 5.250% per annum and will be paid semi-annually, in arrears, on May 1 and November 1 of each year, beginning November 1, 2021.

Redemption

On or after November 1, 2023, the Company may redeem the Secured Notes at its option, in whole at any time or in part from time to time, at the redemption prices set forth in the Secured Indenture. In addition, prior to November 1, 2023, the Company may redeem the Secured Notes at its option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the Secured Notes redeemed, plus a “make-whole” premium and accrued and unpaid interest, if any. Notwithstanding the foregoing, at any time and from time to time prior to November 1, 2023, the Company may redeem in the aggregate up to 40% of the original aggregate principal amount of the Secured Notes (calculated after giving effect to any issuance of additional notes) in an aggregate amount not to exceed the amount of net cash proceeds of one or more equity offerings at a redemption price equal to 105.250%, plus accrued and unpaid interest, if any, so long as at least 50% of the original aggregate principal amount of the Secured Notes (calculated after giving effect to any issuance of additional notes) must remain outstanding after each such redemption. In addition, prior to November 1, 2023, the Company may redeem during each twelve-month period up to 10% of the original aggregate principal amount of the Secured Notes (calculated after giving effect to any issuance of additional notes) at a redemption price equal to 103%, plus accrued and unpaid interest, if any.

Certain Covenants

The Secured Indenture, among other things, limits the Company’s ability and the ability of its restricted subsidiaries to, among other things: (i) incur or guarantee additional indebtedness; (ii) pay dividends or distributions on, or redeem or repurchase, capital stock and make other restricted payments; (iii) make investments; (iv) consummate certain asset sales; (v) engage in certain transactions with affiliates; (vi) grant or assume certain liens; and (vii) consolidate, merge or transfer all or substantially all of its assets.

These covenants are subject to a number of important qualifications and exceptions. Additionally, upon the occurrence of specified change of control events, the Company must offer to repurchase the Secured Notes at 101% of the principal amount, plus accrued and unpaid interest, if any, to, but excluding, the purchase date. The Secured Indenture also provides for customary events of default.

7.875% Senior Notes due 2029

General

On the Closing Date, Merger Sub successfully completed the offering of $1,300.0 million aggregate principal amount of 7.875% Senior Notes due 2029 (the “Unsecured Notes”). The Unsecured Notes were offered and sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside of the United States in compliance with Regulation S under the Securities Act. The Unsecured Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws. The Unsecured Notes were issued pursuant to an Indenture, dated as of the Closing Date, by and between Merger Sub and Wilmington Trust, National Association, as trustee (as supplemented, the “Unsecured Indenture”).

On the Closing Date, upon the completion of the Merger, the Company and the Subsidiary Guarantors entered into a supplemental indenture pursuant to which the Company assumed the obligations under the Unsecured Notes and the Unsecured Indenture and the Subsidiary Guarantors guaranteed the Company’s obligations under the Unsecured Notes and the Unsecured Indenture.

The Company’s obligations under the Unsecured Notes and the Unsecured Indenture are fully and unconditionally guaranteed by the Subsidiary Guarantors.

Maturity and Interest Payments

The Unsecured Notes will mature on May 1, 2029. Interest on the Unsecured Notes accrues at 7.875% per annum and will be paid semi-annually, in arrears, on May 1 and November 1 of each year, beginning November 1, 2021.

Redemption

On or after May 1, 2024, the Company may redeem the Unsecured Notes at its option, in whole at any time or in part from time to time, at the redemption prices set forth in the Unsecured Indenture. In addition, prior to May 1, 2024, the Company may redeem the Unsecured Notes at its option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the Unsecured Notes redeemed, plus a “make-whole” premium and accrued and unpaid interest, if any. Notwithstanding the foregoing, at any time and from time to time prior to May 1, 2024, the Company may redeem in the aggregate up to 40% of the original aggregate principal amount of the Unsecured Notes (calculated after giving effect to any issuance of additional notes) in an aggregate amount not to exceed the amount of net cash proceeds of one or more equity offerings at a redemption price equal to 107.875%, plus accrued and unpaid interest, if any, so long as at least 50% of the original aggregate principal amount of the Unsecured Notes (calculated after giving effect to any issuance of additional notes) must remain outstanding after each such redemption.

Certain Covenants

The Unsecured Indenture, among other things, limits the Company’s ability and the ability of its restricted subsidiaries to, among other things: (i) incur or guarantee additional indebtedness; (ii) pay dividends or distributions on, or redeem or repurchase, capital stock and make other restricted payments; (iii) make investments; (iv) consummate certain asset sales; (v) engage in certain transactions with affiliates; (vi) grant or assume certain liens; and (vii) consolidate, merge or transfer all or substantially all of its assets.

These covenants are subject to a number of important qualifications and exceptions. Additionally, upon the occurrence of specified change of control events, the Company must offer to repurchase the Unsecured Notes at 101% of the principal amount, plus accrued and unpaid interest, if any, to, but excluding, the purchase date. The Unsecured Indenture also provides for customary events of default.

Term Loan Facility

General

On the Closing Date, upon the completion of the Merger, the Company assumed Merger Sub’s obligations under a Term Loan Credit Agreement, dated as of the Closing Date, by and among Parent, Merger Sub, the lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent, which provides for senior secured financing consisting of a term loan facility (the “Term Loan Facility”) in an aggregate principal amount of $1,950.0 million with a maturity of seven years.

In addition, the Company may request one or more incremental term loan facilities, one or more incremental revolving credit facilities and/or an increase in commitments under the Term Loan Facility (collectively, “incremental facilities”) in an aggregate amount of up to the sum of (x) the greater of (i) $820.0 million and (ii) 1.00 times Pro Forma Adjusted EBITDA calculated on a pro forma basis as of the date of incurrence of such incremental facilities or the establishment of commitments in respect thereof plus (y) such additional amounts so long as, (i) in the case of loans under incremental facilities secured by liens on the collateral that rank pari passu with the liens on collateral securing the Term Loan Facility, the Company’s net first lien secured leverage ratio calculated on a pro forma basis would be no greater than a ratio set forth in the Term Loan Facility, (ii) in the case of loans under incremental facilities secured by liens on collateral that rank junior to the liens on the collateral securing the Term Loan Facility, the Company’s net secured leverage ratio calculated on a pro forma basis would be no greater than a ratio set forth in the Term Loan Facility and (iii) in the case of loans under such incremental facilities that are unsecured, either (1) the ratio of Pro Forma Adjusted EBITDA to total cash interest expense calculated on a pro forma basis is not less than 2.00 to 1.00 or (2) the Company’s net total leverage ratio would be no greater than a ratio set forth in the Term Loan Facility, in each case, subject to certain conditions and receipt of commitments by existing or additional lenders.

Interest Rates and Fees

Borrowings under the Term Loan Facility bears interest at a rate equal to, at the Company’s option, either (a) a LIBOR rate determined by reference to the costs of funds for Eurodollar deposits for the interest period relevant to such borrowing, adjusted for certain additional costs or (b) a base rate determined by reference to the highest of (i) the federal funds rate plus 0.50% per annum, (ii) the prime rate of Credit Suisse AG and (iii) the one-month adjusted LIBOR plus 1.00% per annum, in each case plus an applicable margin set forth in the Term Loan Facility.

Amortization and Prepayments

The Term Loan Facility requires scheduled quarterly amortization payments in an annual amount equal to 1.0% of the original principal amount of the term loans borrowed on the Closing Date, with the balance to be paid at maturity.

In addition, the Term Loan Facility requires the Company to prepay outstanding term loan borrowings, subject to certain exceptions, with:

•

beginning with the first full fiscal year ending after the closing date of the Term Loan Facility, 50% (which percentage will be reduced to 25% and 0% if the net first lien secured leverage ratio is less than or equal to ratios set forth in the Term Loan Facility) of the Company’s annual excess cash flow, as defined under the Term Loan Facility;

•	100% of the net cash proceeds of all non-ordinary course asset sales, other dispositions of property or certain casualty events, in each case subject to certain exceptions and reinvestment rights; and

•	100% of the net cash proceeds of any issuance or incurrence of debt, other than proceeds from debt permitted under the Term Loan Facility.

We may voluntarily repay outstanding loans under the Term Loan Facility at any time, without prepayment premium or penalty, except in connection with a repricing event in respect of the term loans as described below, subject to customary “breakage” costs with respect to LIBOR rate loans.

Any refinancing through the issuance of certain debt or any repricing amendment, in either case, that constitutes a “repricing event” applicable to the term loans resulting in a lower yield occurring at any time during the first six months after the closing date of the Term Loan Facility will be accompanied by a 1.00% prepayment premium or fee, as applicable.

Collateral and Guarantors

All obligations under the Term Loan Facility are unconditionally guaranteed by Parent on a limited-recourse basis and each of the Company’s existing and future direct and indirect, wholly owned material domestic subsidiaries (the “Subsidiary Guarantors”), subject to certain exceptions. The obligations are secured by a pledge of the Company’s capital stock directly held by Parent and substantially all of assets of the Company and each Subsidiary Guarantor, including a pledge of the capital stock of all entities directly held the Company or any Subsidiary Guarantor (which pledge is limited to 65% of the capital stock of first-tier foreign subsidiaries), in each case subject to exceptions. Such security interest consists of (1) a first-priority lien with respect to the Term/Notes Priority Collateral and (2) a second-priority lien with respect to the ABL Priority Collateral. The Term Loan Facility are secured on a ratable basis with the Secured Notes with respect to the Term/Notes Priority Collateral (on a first-priority basis) and the ABL Priority Collateral (on a second-priority basis), in each case, on such assets owned by the Company and the Subsidiary Guarantors.

Restrictive Covenants and Other Matters

The Term Loan Facility contains certain customary affirmative covenants. The negative covenants in the Term Loan Facility includes, among other things, limitations (none of which are absolute) on the ability of each of the Company and its restricted subsidiaries to, among other things: (i) incur or guarantee additional indebtedness; (ii) pay dividends or distributions on, or redeem or repurchase, capital stock and make other restricted payments; (iii) make certain investments; (iv) consummate certain asset sales; (v) engage in certain transactions with affiliates; and (vi) grant or assume certain liens.

The Term Loan Facility contains certain customary events of default, including relating to a change of control. If an event of default occurs, the lenders under the Term Loan Facility will be entitled to take various actions, including the acceleration of amounts due under the Term Loan Facility and all actions permitted to be taken by a secured creditor in respect of the collateral securing the Term Loan Facility.

ABL Facility

General

On the Closing Date, upon the completion of the Merger, the Company assumed Merger Sub’s obligations under the Asset-Based Revolving Credit Agreement, dated as of the Closing Date, by and among Parent, Merger Sub, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent, which provides for an asset-based revolving credit facility (the “ABL Facility”), in an aggregate principal amount of $1,000.0 million with a maturity of five years, including both a letter of credit sub-facility and a swingline loan sub-facility.

In addition, the Company may request one or more “first-in-last-out” incremental revolving credit facilities and/or an increase in commitments under the ABL Facility in an aggregate amount not to exceed the greater of (x) the greater of 1.00 times Pro Forma Adjusted EBITDA calculated on a pro forma basis and $820.0 million and (y) the amount by which the then-current borrowing base exceeds total commitments under the ABL Facility, in each case, subject to certain conditions and receipt of commitments by existing or additional lenders.

All borrowings under the ABL Facility following the Closing Date will be subject to the satisfaction of customary conditions, including the absence of a default or event of default and the accuracy of representations and warranties in all material respects.

No loans were drawn under the ABL Facility on the Closing Date. Proceeds of the loans under the ABL Facility drawn after the Closing Date, swingline loans and letters of credit will be used for working capital and general corporate purposes.

Interest Rates and Fees

Borrowings under the ABL Facility bears interest at a rate equal to, at the Company’s option, either (a) a LIBOR rate determined by reference to the costs of funds for Eurodollar deposits for the interest period relevant to such borrowing, adjusted for certain additional costs or (b) a base rate determined by reference to the highest of (i) the federal funds rate plus 0.50% per annum, (ii) the prime rate of Wells Fargo Bank, National Association and (iii) the one-month adjusted LIBOR plus 1.00% per annum, in each case plus the applicable margin. The applicable margin for LIBOR borrowings under the ABL Facility is 1.25% - 1.50% based on excess availability, and the applicable margin for ABR rate borrowings under the ABL Facility is 0.25% - 0.50% based on excess availability. The applicable margin for borrowings under the ABL Facility is subject to one or more step-downs if the Company satisfies certain net first lien senior secured leverage ratios.

In addition to paying interest on the outstanding principal under the ABL Facility, the Company is required to pay a commitment fee equal to 0.20% or 0.25% per annum (depending on the average utilization of the commitments) to the lenders under the ABL Facility in respect of the unutilized commitments thereunder. The Company is also be required to pay customary agency fees as well as letter of credit participation fees computed at a rate per annum equal to the applicable margin for LIBOR rate borrowings (or, in the case of commercial letters of credit, 50% of the applicable margin for LIBOR rate borrowings) on the dollar equivalent of the daily stated amount of outstanding letters of credit, plus such letter of credit issuer’s customary documentary and processing fees and charges and a fronting fee computed at a rate equal to 0.125% per annum on the daily stated amount of each letter of credit.

The Company may voluntarily repay outstanding loans under the ABL Facility at any time, without prepayment premium or penalty, subject to customary “breakage” costs with respect to LIBOR rate loans.

Collateral and Guarantors

All obligations under the ABL Facility (and at the Company’s option certain hedging, cash management and bank product obligations secured under the ABL Facility) are unconditionally guaranteed by Parent on a limited-recourse basis and each of the Subsidiary Guarantors. The obligations are secured by a pledge of the Company’s capital stock directly held by Parent and substantially all of assets of the Company and each Subsidiary Guarantor, including a pledge of the capital stock of all entities directly held by the Company or any Subsidiary Guarantor (which pledge is limited to 65% of the capital stock of first-tier foreign subsidiaries), in each case subject to exceptions. Such security interest consists of (1) a first-priority lien with respect to the ABL Priority Collateral and (2) a second-priority lien with respect to the Term/Notes Priority Collateral.

Restrictive Covenants and Other Matters

The ABL Facility requires that the Company, commencing on or after the last day of the first full fiscal quarter ending after the Closing Date, maintain a minimum fixed charge coverage ratio of 1.0 to 1.0 at any time if as of such time availability is less than the greater of (x) $50 million and (y) 10% of the lesser of (i) the borrowing base at such time and (ii) the aggregate amount of ABL Facility commitments at such time.

The ABL Facility contains certain customary affirmative covenants. The negative covenants in the ABL Facility include, among other things, limitations (none of which are absolute) on the ability of each of the Company, and its restricted subsidiaries to, among other things: (i) incur or guarantee additional indebtedness; (ii) pay dividends or distributions on, or redeem or repurchase, capital stock and make other restricted payments; (iii) make certain investments; (iv) consummate certain asset sales; (v) engage in certain transactions with affiliates; and (vi) grant or assume certain liens.

The ABL Facility contains certain customary events of default, including relating to a change of control. If an event of default occurs, the lenders under the ABL Facility will be entitled to take various actions, including the acceleration of amounts due under the ABL Facility and all actions permitted to be taken by a secured creditor in respect of the collateral securing the ABL Facility.

Certain Relationships

The lenders under the Term Loan Facility and the ABL Facility and their respective affiliates have in the past engaged, and may in the future engage, in transactions with and perform services, including commercial banking, financial advisory and investment banking services, for the Company and its affiliates in the ordinary course of business for which they have received or will receive customary fees and expenses. Affiliates of one or more of the lenders under the Term Loan Facility and the ABL Facility acted as initial purchasers in the offering of the Secured Notes and received customary fees in connection with such offering.

Item 1.02	Termination of a Material Definitive Agreement.

Termination of ABL Credit Agreement and Term Loan Credit Agreement

In connection with the consummation of the Merger, on the Closing Date, Michaels Stores, Inc. (“MSI”), an indirect, wholly-owned subsidiary of the Company, terminated (i) the Third Amended and Restated Credit Agreement, dated May 27, 2016 (as amended, supplemented or otherwise modified, including pursuant to the First Amendment to Third Amended and Restated Credit Agreement, dated August 30, 2019, the “Existing ABL Credit Agreement”; the asset-based loan facility provided pursuant to the ABL Credit Agreement, the “Existing ABL Credit Facility”), by and among MSI and certain subsidiaries of MSI, as borrowers, Michaels Funding, Inc., the direct parent company of MSI, and certain subsidiaries of MSI, as facility guarantors, the lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent and collateral agent; and (ii) the Amended and Restated Credit Agreement, dated January 28, 2013 (as amended, supplemented or otherwise modified, including pursuant to the First Amendment to Amended and Restated Credit Agreement, dated June 10, 2014, the Second Amendment to Amended and Restated Credit Agreement, dated September 28, 2016, the Third

Amendment to Amended and Restated Credit Agreement and Omnibus Amendment to Loan Documents, dated May 23, 2018, and the Fourth Amendment to Amended and Restated Credit Agreement, dated October 1, 2020, the “Existing Term Loan Credit Agreement”; the term loan facility provided pursuant to the Term Loan Credit Agreement, the “Existing Term Loan Credit Facility”), by and among MSI, as borrower, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.

In connection with the termination of the Existing ABL Credit Facility, MSI prepaid all of the outstanding obligations in respect of principal, interest and fees under the Existing ABL Credit Facility. No prepayment premium or early termination penalties were incurred by the Company or any of its subsidiaries in connection with the termination of the Existing ABL Credit Facility. The Existing ABL Credit Facility consisted of an aggregate principal amount of $850.0 million of revolver commitments. On April 15, 2021, the outstanding principal amount of loans pursuant to the Existing ABL Credit Facility was $0, and the aggregate amount of outstanding letters of credit issued pursuant to the Existing ABL Credit Facility was $87.4 million.

In connection with the termination of the Existing Term Loan Credit Facility, MSI prepaid all of the obligations in respect of principal, interest and fees under the Existing Term Loan Credit Facility. No prepayment premium or early termination penalties were incurred by the Company or any of its subsidiaries in connection with the termination of the Existing Term Loan Credit Facility. The outstanding principal amount of the Existing Term Loan Credit Facility as of April 15, 2021 was $1,661.7 million. In addition, in connection with the termination of the Existing Term Loan Credit Facility, MSI terminated the interest rate swaps and interest rate caps previously entered into to mitigate interest rate risk in connection with the Existing Term Loan Credit Facility.

Certain lenders or agents under the Existing ABL Credit Facility or Existing Term Loan Credit Facility (or their affiliates) have engaged in, or may in the future engage in, transactions with, and perform services for, the Company and its affiliates in the ordinary course of business or in connection with the transactions contemplated by the Merger Agreement.

Redemption of MSI’s 8.000% Senior Notes due 2027 and 4.750% Senior Secured Notes due 2027

As previously disclosed, on April 1, 2021, MSI caused to be delivered to the holders of MSI’s 8.000% Senior Notes due 2027 (the “Existing Senior Notes”) and 4.750% Senior Secured Notes due 2027 (the “Existing Secured Notes”) notices of conditional redemption (the “Notices of Redemption”) relating to the redemption in full of the Existing Senior Notes and the Existing Secured Notes on April 15, 2021 (the “Redemption Date”), subject to the consummation of the Merger. Substantially concurrently with the closing of the Merger, on April 15, 2021, MSI irrevocably deposited with the respective trustees of the Existing Senior Notes and the Existing Secured Notes sufficient funds to fund the redemption of the Existing Senior Notes and the Existing Secured Notes, respectively. The Existing Senior Notes were redeemed at a redemption price of 113.191% of the principal amount thereof and the Existing Secured Notes were redeemed at a redemption price of 112.054% of the principal amount thereof, in each case, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date, in accordance with the terms of (i) the Indenture, dated as of July 8, 2019, by and among MSI, the guarantors party thereto and U.S. Bank National Association, as trustee, relating to the Existing Senior Notes, and (ii) the Indenture, dated as of October 1, 2020, by and among MSI, the guarantors party thereto and U.S. Bank National Association, as trustee and collateral agent, relating to the Existing Secured Notes.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MICHAELS COMPANIES, INC.

	By:	/s/ Michael F. Diamond
	Name:	Michael F. Diamond
Dated: April 15, 2021	Title:	Executive Vice President and Chief Financial Officer